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                                                                       Exhibit 4



                         (FRONT OF STOCK CERTIFICATE)

CU Number                                                 No. of Shares
Incorporated under the Laws of the                        State of Delaware

                          FIRST MIDWEST BANCORP, INC.

THIS CERTIFIES THAT   (CU Number)                         CUSIP No. (insert no.)

                          First Midwest Bancorp, Inc.

is the owner of ( no. of shares) full paid and nonassessable shares, $.01 par value, of the common stock of FIRST MIDWEST BANCORP, INC., transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent.

Witness the seal of the corporation (corporate seal here) and the signatures of its duly authorized officers.

Dated:    (date)

Signed by:      ALAN R. MILASIUS                     C. D. OBERWORTMANN
             Corporate Secretary                  Chairman of the Board


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                                                                       Exhibit 4
                                                                     (Continued)

                          (BACK OF STOCK CERTIFICATE)

                          FIRST MIDWEST BANCORP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 15, 1995 (as such may be amended from time to time, the "Rights Agreement"), between First Midwest Bancorp, Inc. (the "Company") and the First Midwest Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or, by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common       UNIF GIFT MIN ACT     -    Custodian   -
                           Under Uniform Gifts to Minors Act
                                (insert State)
TEN ENT  - as tenants by the entireties

JT TEN   - as joint tenants with right of
                 survivorship and not as tenants
                 in common
                 Additional abbreviations may also be used though not in the above list.

For value received, (insert name) hereby sell, assign, and transfer unto (identify assignee, with social security no., name and address, including postal zip) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint (insert name) Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:  (insert date)

Signed by:  (Assignor)


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